Exhibit 10.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT, dated as of January 1, 2023 (this “Agreement”), is by and between Peoples Gas System, Inc., a Florida corporation (“PGSI”) and Tampa Electric Company, a Florida corporation (“Tampa Electric”). PGSI and Tampa Electric each a “Party” and, collectively, they are sometimes referred to as the “Parties.”

W I T N E S S E T H:

WHEREAS, TECO Energy, Inc., a Florida corporation (“TECO”) owns 100% of the issued and outstanding capital stock of Tampa Electric;

WHEREAS, Tampa Electric has an electric division and the natural gas division known as Peoples Gas System (the “Gas Division”) each of which is regulated by the Florida Public Service Commission, and each maintain separate books and records;

WHEREAS, prior to the Closing and the transactions described in these recitals below, Tampa Electric owns (i) 100% of the issued and outstanding capital stock of PGSI and (ii) the Assets (as defined below) which are all of the assets of the Gas Division and 100% of the issued and outstanding capital stock (the “TPI Stock”) of TECO Partners, Inc., a Florida corporation (“TPI”);

WHEREAS, Tampa Electric desires to contribute, transfer, assign and deliver to PGSI, and PGSI desires to accept the Assets, including the TPI Stock; and

WHEREAS, after the contribution, transfer, assignment and delivery of the Assets to PGSI; Tampa Electric will distribute, transfer and assign 100% of the issued and outstanding capital stock of PGSI (the “Peoples Stock”) to TECO, which in turn will contribute the Peoples Stock to TECO Gas Operations, Inc., a Florida corporation and a wholly-owned subsidiary of TECO (“TGO”), such that after the transactions contemplated by this Agreement and such distributions, PGSI will own the Assets and be a direct, wholly-owned subsidiary of TGO.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

ARTICLE I

CONTRIBUTION AND DELIVERY

Section 1.1 Assets. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing (as hereinafter defined), Tampa Electric shall contribute, transfer, convey, assign and deliver to PGSI, and PGSI shall accept and acquire from Tampa Electric, the TPI Stock and all of the assets of the Gas Division, which are listed on Exhibit A attached hereto (collectively, the “Assets”). After completion of the audit of the financial statements of the Gas Division as at December 31, 2022, the Parties agree to amend this Agreement to replace Exhibit A with the audited financial assets of the Gas Division transferred to PGSI effective as of the Closing Date.

Section 1.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1 or elsewhere in this Agreement, except for the Assets, Tampa Electric is not contributing and PGSI is not acquiring pursuant to this Agreement the following assets of Tampa Electric (collectively, the “Excluded Assets”), (a) any assets related to Tampa Electric’s electric utility business, including assets for the generation, purchase, transmission, distribution, and wholesale and retail sale of electric energy; (b) Tampa

Electric’s allocated portion of TECO benefit plans relating to its electric utility business, including all rights and obligations thereunder; (c) books and records that relate to (i) the organizational or governance proceedings of Tampa Electric, (ii) Tampa Electric’s tax returns and tax records, or (iii) the Excluded Assets; and (d) Tampa Electric’s allocated portion of any insurance policies and rights thereunder relating to its electric utility business, including pre-paid insurance premiums.

Section 1.3 Closing. The closing of the contribution, transfer, conveyance and assignment of the Assets (the “Closing”) provided for in this Agreement shall take place at the offices of Tampa Electric or remotely pursuant to the exchange of electronic documents, as of 12:01 a.m. on January 1, 2023 (the “Closing Date”).

Section 1.4 Closing Deliveries.

(a) At the Closing, Tampa Electric shall deliver to PGSI the following, representing all of the assets of its Gas Division:

(i) the Assets;

(ii) a Bill of Sale, in the form attached hereto as Exhibit B (the “Bill of Sale”), transferring to PGSI title to all of the Assets, duly executed by Tampa Electric;

(iii) an Assignment and Assumption of Franchises, in the form attached hereto as Exhibit C-1 (the “Franchise Assignment”), transferring to PGSI all of the franchises of its Gas Division, duly executed by Tampa Electric;

(iv) an Assignment and Assumption of General Contracts, in the form attached hereto as Exhibit C-2 (the “Contract Assignment”), transferring to PGSI all of the other contracts of its Gas Division, duly executed by Tampa Electric;

(v) a Quit Claim Deed for each fee owned property by the Gas Division in the form attached hereto as Exhibit D-1 and recordable assignments for each county in which easements lie in the form attached hereto as Exhibit D-2 (collectively, the “Real Property Assignment”), transferring to PGSI all of the interests in real estate including easements of its Gas Division, duly executed by Tampa Electric;

(vi) such instruments and documents reasonably necessary to transfer the TPI Stock to PGSI;

(vii) all consents and approvals required in connection with the execution, delivery and performance of this Agreement (except for (A) those consents and approvals customarily obtained post-Closing and (B) those consents and approvals for which the Parties will satisfy pursuant to Section 5.6);

(viii) all Tampa Electric’s books and records and other data relating to the Assets; and

(ix) such other separate instruments of assignment or transfer reasonably required by PGSI to effect the transfer of the foregoing.

(b) At the Closing, PGSI shall deliver to Tampa Electric:

(i) the Bill of Sale, duly executed by PGSI;

(ii) the Franchise Assignment, duly executed by PGSI

(iii) the Contract Assignment, duly executed by PGSI;

(iv) the Real Property Assignment, duly executed by PGSI; and

(v) such other separate instruments of assignment or transfer reasonably required by Tampa Electric.

ARTICLE II

LIABILITIES AND OBLIGATIONS

Section 2.1 Assumed Liabilities. At the Closing, PGSI shall assume and be solely responsible for (collectively, the “Assumed Liabilities”):

(a) the payment, performance, observance and fulfillment of all of the debts, Liabilities, obligations of Tampa Electric related to its Gas Division or the Assets whether incurred, or related to events occurring, before, during or after the Closing Date; provided that, with respect to obligations for borrowed money relating to its Gas Division or the Assets, the obligations being assumed by PGSI are specified in that certain Loan Agreement between PGSI and Tampa Electric dated as of even date herewith;

(b) all risk of loss with respect to the Assets; and

(c) any damages, costs, losses, Liabilities and expenses (“Damages”) resulting from any claim, actions, lawsuit, demand or proceeding before a governmental authority or arbitrator relating to the Assets, irrespective of whether any such Damages are the result of any fault, latent defect, condition or circumstance existing prior to the Closing Date or arising thereafter.

For the avoidance of doubt, it is the intention of the Parties that PGSI shall assume all debts, Liabilities and obligations of Tampa Electric relating to its Gas Division. The term “Liability” means any liability or obligation of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by generally accepted accounting principles to be provided or reserved against on a balance sheet.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PGSI

PGSI represents and warrants to Tampa Electric as follows:

Section 3.1 Organization and Qualification. PGSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

Section 3.2 Authority; Binding Agreement. PGSI has full power and authority to execute and deliver this Agreement and the other documents delivered by PGSI at Closing and to consummate the transactions contemplated hereby or thereby. This Agreement has been approved by the board of directors of PGSI, and no additional approvals or proceedings on the part of PGSI are necessary to authorize the execution and delivery of this Agreement or the consummation by PGSI of the transactions contemplated hereby. This Agreement has been duly executed and delivered by PGSI and, assuming the due authorization, execution and delivery hereof by Tampa Electric, constitutes a valid and binding agreement of PGSI and is enforceable against PGSI in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors’ rights generally.

Section 3.3 Non-Contravention; Approvals.

(a) The execution and delivery of this Agreement and the other documents delivered by PGSI at Closing, and the consummation by PGSI of the transactions contemplated hereby and thereby, do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of PGSI under any of the terms, conditions or provisions of (i) the articles of incorporation or bylaws of PGSI, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to PGSI, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PGSI is now a party or by which PGSI may be bound or affected.

(b) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by PGSI or the consummation by PGSI of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TAMPA ELECTRIC

Tampa Electric represents and warrant to PGSI as follows:

Section 4.1 Organization and Qualification. Tampa Electric is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate the Assets and to carry on its business as it is now being conducted. Tampa Electric is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary.

Section 4.2 Authority; Non-Contravention; Approvals.

(a) Tampa Electric has the full power and authority to execute and deliver this Agreement and the other documents delivered by Tampa Electric at Closing and to consummate the transactions contemplated hereby or thereby. This Agreement has been approved by the board of directors of Tampa Electric, and no additional approvals or proceedings on the part of Tampa Electric are necessary to authorize the execution and delivery of this Agreement or the consummation by Tampa Electric of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Tampa Electric, and, assuming the due authorization, execution and delivery hereof by PGSI, constitutes a valid and binding agreement of Tampa Electric, enforceable against Tampa Electric in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors’ rights generally.

(b) The execution and delivery of this Agreement and the other documents delivered by Tampa Electric at Closing, and the consummation by Tampa Electric of the transactions contemplated hereby and thereby, do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of Tampa Electric under any of the terms, conditions or provisions of (i) the articles of incorporation or bylaws of Tampa Electric, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Tampa Electric, or any of the Assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Tampa Electric is now a party or by which Tampa Electric or any of Assets may be bound or affected; except in each case (in (i), (ii) or (iii) above) as would not have a material adverse effect on PGSI’s ability to operate the Assets after Closing (taking into account the covenants in Section 5.6).

(c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Tampa Electric or the consummation by Tampa Electric of the transactions contemplated hereby.

ARTICLE V

CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

Section 5.1 Confidentiality. Each Party agrees to maintain in confidence and not disclose to any other Person the terms of the transactions contemplated hereby and the information obtained in confidence from the other Party in connection with the transactions contemplated hereby, other than (i) disclosures required to obtain the approvals for the transactions contemplated hereby; (ii) disclosures to those professionals and advisors who have a need to know; (iii) disclosures of information already available to the public that does not result from a breach of this Agreement; or (iv) any other disclosures required by applicable law or regulation (including applicable securities laws and regulations). For purposes of this Agreement, “Person” means any individual, corporation, partnership, limited liability company, association, trust, unincorporated entity, governmental authority, or other legal entity.

Section 5.2 Further Assurances. The Parties shall execute and deliver to the other, after the Closing Date, any other instrument which may be reasonably requested by the other and which is reasonably appropriate to perfect or evidence any of the contributions, assignments, transfers or conveyances contemplated by this Agreement.

Section 5.3 Expenses and Fees. Each Party shall be responsible for all costs and expenses incurred by such Party in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any and all broker’s commissions and the fees and expenses of such Party’s attorneys and accountants.

Section 5.4 Agreement to Cooperate. Subject to the terms and conditions herein provided, the Parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including using all reasonable efforts to obtain (i) all necessary, proper or advisable waivers, consents and approvals under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, and (ii) all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships.

Section 5.5 Transfer Taxes. PGSI shall be liable for and pay, and shall indemnify and hold the other Parties harmless from all transfer, sales, use, gross receipts, stamp, value added, excise, or similar taxes imposed on or relating to the transfer of the Assets.

Section 5.6 Transfer Restrictions. If prohibitions against or other restrictions on the assignment or conveyance of any of the Assets without the prior written consent of third persons exist (other than those normally granted in the ordinary course of business) that if not satisfied would result in a breach by Tampa Electric or that would give a third party a right to terminate Tampa Electric’s or PGSI’s rights with respect to the affected Asset (a “Restriction”), this Agreement shall not be an undertaking to transfer any Asset in contravention of any Restriction, but the Parties shall cooperate together and use commercially reasonable efforts to obtain consents necessary or appropriate to satisfy or remove the Restriction. Alternatively, at the request of PGSI the Parties will cooperate in any reasonable and lawful arrangement designed to provide PGSI with the benefits of any Assets subject to a Restriction and to enforce, at the request of PGSI, any rights of Tampa Electric arising from the affected Asset until the Restriction is satisfied or waived. Upon satisfaction or waiver of the Restriction, the assignment of the affected Asset will become effective automatically as of the Closing Date without further action by Tampa Electric or PGSI.

Section 5.7 Survival. The covenants and agreements set forth in this Agreement shall be continuing and shall survive the Closing.

Section 5.8 PGSI Acknowledgement. ALL OF THE ASSETS CONVEYED HEREBY ARE CONVEYED “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS,” EXCEPT AS SPECIFICALLY SET OUT HEREIN. TAMPA ELECTRIC MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WHETHER EXPRESSED, IMPLIED OR STATUTORY WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, MERCHANTABILITY, CONDITION, USE OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSETS, EXCEPT AS SPECIFICALLY SET OUT HEREIN. PGSI AGREES, BY ITS EXECUTION HEREOF, THAT (i) THERE ARE NO REPRESENTATIONS AND WARRANTIES EXCEPT AS SPECIFICALLY SET OUT HEREIN, (ii) IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF TAMPA ELECTRIC WITH RESPECT TO THE FITNESS OF THE ASSETS FOR ANY PURPOSE INTENDED BY PGSI, (iii) IT HAS EXAMINED AND IS FAMILIAR WITH THE ASSETS AND (iv) IS ACQUIRING THE ASSETS “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND WITHOUT ANY EXPRESSED OR IMPLIED WARRANTIES OF ANY KIND, EXCEPT AS SPECIFICALLY SET OUT HEREIN, INCLUDING, BUT NOT LIMITED TO, WARRANTIES RELATED TO MATERIALS, WORKMANSHIP, MERCHANTABILITY, CONDITION, USE, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND TAMPA ELECTRIC HEREBY DISCLAIMS ANY SUCH WARRANTIES.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	If to PGSI, to:

Peoples Gas Company, Inc.

702 North Franklin Street

Tampa, FL 33602

Attention: Corporate Secretary

Telephone No.: (813) 228-1429

Telecopy No.: (813) 228-1328

(b)	If to Tampa Electric, to:

Tampa Electric Company

702 North Franklin Street

Tampa, FL 33602

Attention: Corporate Secretary

Telephone No.: (813) 228-1429

Telecopy No.: (813) 228-1328

Section 6.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the interpretation of this Agreement. In this Agreement, unless a contrary intention is specifically set forth, (i) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any Party solely because such Party or its legal representative drafted such provision.

Section 6.3 Entire Agreement; Assignment. This Agreement (including the documents and instruments referred to herein and the Schedules and Exhibits attached hereto) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Section 6.5 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the Parties.

Section 6.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 6.7 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Section 6.8 Waiver of Consequential Damages. NO PARTY SHALL HAVE ANY LIABILITY TO ANY OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, OR SPECIAL DAMAGES UNDER THIS AGREEMENT OR BASED ON THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT, WHETHER BASED IN CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE.

Section 6.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

Section 6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement effective as of the date first written above.

PGSI:

PEOPLES GAS SYSTEM, INC.

By:	/s/ Helen Wesley
Helen Wesley
President

By:	/s/ Rachel Parsons
Rachel Parsons
Vice President of Finance and Planning

TAMPA ELECTRIC:

TAMPA ELECTRIC COMPANY

By:	/s/ Archibald Collins
Archibald Collins
President and Chief Executive Officer

By:	/s/ Jeffrey S. Chronister
Jeffrey S. Chronister
Vice President-Finance and Controller